Exhibit 10.7

Accretion Acquisition Corp.
410 17th Street, #1110
Denver, Colorado 80202

[●], 2021

Accretion Acquisition Sponsor LLC
410 17th Street, #1110
Denver, Colorado 80202

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Accretion Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Accretion Acquisition Sponsor LLC (the “Sponsor”) shall make available to the Company certain general and administrative services including office space, utilities and secretarial support, as may be required by the Company from time to time, situated at 410 17th Street, #1110, Denver, Colorado 80202 (or any successor location). In exchange therefor, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

ACCRETION ACQUISITION CORP.

By:
Name: Brad Morse
Title: Chief Executive Officer

AGREED AND ACCEPTED BY: ACCRETION ACQUISITION SPONSOR LLC

By:
Name: Brad Morse
Title: Chief Executive Officer

[Signature Page to Administrative Services Agreement]